EXHIBIT 5.1

                       PARKER CHAPIN FLATTAU & KLIMPL, LLP
                           1211 Avenue of the Americas
                               New York, NY 10036
                                 (212) 704-6000

                                                     January 11, 1999


Motorcar Parts & Accessories, Inc.
2727 Maricopa Street
Torrance, California 90503

Gentlemen:

                  We have acted as counsel to Motorcar Parts & Accessories, Inc., a New York corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, relating to the offering of 240,000 shares (the "Shares") of Common Stock, $.01 par value per share, to certain employees, consultants and directors of the Company issuable upon exercise of options which may from time to time be granted by the Company under its 1994 Stock Option Plan (the "Plan"), in addition to shares previously registered on Form S-8.

                  In connection with the foregoing, we have examined originals or copies satisfactory to us of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the exercise of options granted or to be granted under the Plan will be, when issued and paid for pursuant to the provisions of the Plan, validly issued, fully paid and non-assessable (subject to the provisions of Section 630 of the New York Business Corporation Law).

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

         Very truly yours,

         /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP

             PARKER CHAPIN FLATTAU & KLIMPL, LLP